Exhibit 99.1
Darden Restaurants Reports Fiscal 2022 Fourth Quarter and Full Year Results;
Increases Quarterly Dividend;
Authorizes New $1 Billion Share Repurchase Program;
And Provides Fiscal 2023 Outlook

ORLANDO, Fla., June 23, 2022 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the fourth quarter and fiscal year ended May 29, 2022.

Fourth Quarter 2022 Financial Highlights
•Total sales increased 14.2% to $2.60 billion driven by a blended same-restaurant sales increase of 11.7% and sales from 33 net new restaurants
•Same-restaurant sales:

Consolidated Darden	11.7%
Olive Garden	6.5%
LongHorn Steakhouse	10.6%
Fine Dining	34.5%
Other Business	18.5%
•Reported diluted net earnings per share was $2.24 as compared to last year's reported diluted net earnings per share of $2.79 and last year's adjusted diluted net earnings per share of $2.03*
•Net earnings from continuing operations were $282 million
•EBITDA of $431 million*
•The Company repurchased $237 million of its outstanding common stock
* See the "Non-GAAP Information" below for more details.

Fiscal 2022 Financial Highlights
•Total sales increased 33.8% to $9.63 billion driven by a blended same-restaurant sales increase of 30.9% and sales from 33 net new restaurants
•Same-restaurant sales:

Consolidated Darden	30.9%
Olive Garden	24.1%
LongHorn Steakhouse	28.1%
Fine Dining	62.7%
Other Business	42.4%
•Reported diluted net earnings per share was $7.40, as compared to last year's reported diluted net earnings per share of $4.80 and last year's adjusted diluted net earnings per share of $4.31*
•Net earnings from continuing operations were $955 million
•EBITDA of $1,531 billion*
* See the "Non-GAAP Information" below for more details.

“We had a strong quarter despite experiencing high inflation, and fiscal 2022 was a solid year,” said Darden President & CEO Rick Cardenas. "Darden’s competitive advantages enabled our brands to strengthen their business models while our restaurant teams continued to deliver exceptional guest experiences in a challenging operating environment. As we begin our new fiscal year, our focus remains on driving profitable sales, investing in the guest experience and simplifying operations. Darden’s strategy, and our strong balance sheet, positions us well regardless of the operating environment.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses.

	Q4 Sales			Q4 Segment Profit
($ in millions)	2022	2021	Pre-COVID[1]	2022	2021	Pre-COVID[1]
Consolidated Darden	$2,602.9	$2,279.2	$2,229.1
Olive Garden	$1,193.7	$1,103.7	$1,107.0	$265.3	$281.6	$232.9
LongHorn Steakhouse	$647.3	$572.0	$484.4	$115.8	$118.0	$92.9
Fine Dining	$210.5	$149.6	$154.6	$44.0	$33.1	$32.1
Other Business	$551.4	$453.9	$483.1	$85.9	$86.8	$77.7

	Annual Sales			Annual Segment Profit
($ in millions)	2022	2021	Pre-COVID[2]	2022	2021	Pre-COVID[2]
Consolidated Darden	$9,630.0	$7,196.1	$8,765.9
Olive Garden	$4,503.9	$3,593.4	$4,390.0	$993.7	$832.9	$898.8
LongHorn Steakhouse	$2,374.3	$1,810.4	$1,892.6	$418.4	$323.5	$343.9
Fine Dining	$776.2	$443.2	$634.0	$165.0	$80.2	$129.6
Other Business	$1,975.6	$1,349.1	$1,849.3	$300.2	$193.0	$259.3

Average weekly sales by segment:

	Q4 Average Weekly Sales			Annual Average Weekly Sales
	2022	2021	Pre-COVID[1]	2022	2021	Pre-COVID[2]
Consolidated Darden	$107,199	$95,859	$96,542	$99,815	$76,134	$94,148
Olive Garden	$103,885	$97,425	$99,105	$98,443	$79,296	$97,759
LongHorn Steakhouse	$91,731	$83,004	$73,088	$84,896	$66,261	$70,929
Fine Dining	$182,454	$136,426	$152,848	$169,480	$103,813	$152,687
Other Business	$120,481	$101,910	$113,838	$108,790	$76,734	$107,285

1 Pre-COVID represents FY2019 Q4.
2 Pre-COVID represents trailing four quarters ended FY2020 Q3

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.21 per share, a 10% increase from third quarter fiscal 2022, on the Company's outstanding common stock. The dividend is payable on August 1, 2022 to shareholders of record at the close of business on July 8, 2022.

Share Repurchase Program
During the quarter, the Company repurchased approximately 1.8 million shares of its common stock for a total cost of approximately $237 million. In addition, yesterday, Darden's Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $1 billion of its outstanding common stock. This repurchase program does not have an expiration and replaces the previously existing share repurchase authorization.

“By adhering to our strategy, and pricing below inflation, we ended the year with significantly better margins than pre-COVID,” said CFO Raj Vennam. "As a result, we generated $1.3 billion of cash from operations in fiscal 2022. The strength of our operating model and its ability to generate durable cash flow allows us to be disciplined as we enter fiscal 2023.”

Fiscal 2023 Financial Outlook
Below is the full year financial outlook for fiscal 2023. We will provide additional detail on the quarterly flow during our investor conference call scheduled for this morning at 8:30 am ET.
•Total sales of $10.2 to $10.4 billion
•Same-restaurant sales growth of 4% to 6%
•55 to 60 new restaurant openings
•Total capital spending of $500 to $550 million
•Total inflation of approximately 6%
•An effective tax rate of approximately 13.5%
•Diluted net earnings per share from continuing operations of $7.40 to $8.00
•Approximately 124 million weighted average diluted shares outstanding

Annual Meeting of Shareholders
Darden will hold its Annual Meeting of Shareholders on September 21, 2022. The meeting will be held in a virtual format only. The record date for shareholders to vote in the Annual Meeting is July 27, 2022.

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, June 23, 2022 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://app.webinar.net/odE52WZBJex at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-800-263-0877 and enter passcode 3401699. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: the impacts of the novel coronavirus (COVID-19) pandemic on our business and the response of governments and of our Company to the outbreak, health concerns including food-related pandemics or outbreaks of flu or other viruses, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, labor and insurance costs, technology failures including failure to maintain a secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing tactics, a failure to address cost pressures, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, failure to execute a business continuity plan following a disaster, shortages or interruptions in the delivery of food and other products and services, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, risks of doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, failure to protect our intellectual property, litigation, unfavorable publicity, disruptions in the financial markets, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations and EBITDA - earnings before interest, taxes, depreciation and amortization. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal 2022 EBITDA Reconciliations
$ in millions
	Q4	Fiscal 2022
Net Earnings from Continuing Operations	$281.7	$954.7
Interest, Net	18.9	68.7
Income tax expense	37.6	138.8
Depreciation and amortization	93.0	368.4
EBITDA	$431.2	$1,530.6

Reported to Adjusted Earnings Reconciliation
	Q4 2021				2021
$ in millions, except per share amounts	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$306.0	$(63.0)	$369.0	$2.79	$576.5	$(55.9)	$632.4	$4.80
Adjustments:
Corporate restructuring[1]					47.8	12.0	35.8	0.27
Income tax benefit[2]		99.7	(99.7)	(0.76)		99.7	(99.7)	(0.76)
Adjusted Diluted Earnings from Continuing Operations	$306.0	$36.7	$269.3	$2.03	$624.3	$55.8	$568.5	$4.31
1 Includes cash expenses of approximately $38 million, primarily related to severance and benefits, paid over an eighteen month period, and non-cash expenses of approximately $10 million related to acceleration of equity-settled awards and expense associated with the postretirement benefit plan.
2 Primarily relates to our estimated federal net operating loss (NOL) for fiscal year 2021, which was carried back to the preceding five years. A non-recurring income tax benefit is generated due to the difference in the federal tax rates between fiscal year 2021 and the years to which the NOL was carried back.

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	5/29/22	5/30/21
Olive Garden	884	875
LongHorn Steakhouse	546	533
Cheddar's Scratch Kitchen	172	170
Yard House	85	81
The Capital Grille	62	60
Seasons 52	45	44
Bahama Breeze	42	42
Eddie V's	28	26
The Capital Burger	3	3
Darden Continuing Operations	1,867	1,834

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	5/29/2022	5/30/2021	5/29/2022	5/30/2021
Sales	$2,602.9	$2,279.2	$9,630.0	$7,196.1
Costs and expenses:
Food and beverage	811.4	663.1	2,943.6	2,072.1
Restaurant labor	829.3	690.7	3,108.8	2,286.3
Restaurant expenses	423.8	386.0	1,582.6	1,344.2
Marketing expenses	20.2	24.3	93.2	91.1
General and administrative expenses	83.5	97.7	373.2	396.2
Depreciation and amortization	93.0	89.1	368.4	350.9
Impairments and disposal of assets, net	3.5	5.2	(2.0)	6.6
Total operating costs and expenses	$2,264.7	$1,956.1	$8,467.8	$6,547.4
Operating income	338.2	323.1	1,162.2	648.7
Interest, net	18.9	17.1	68.7	63.5
Other (income) expense, net	—	—	—	8.7
Earnings before income taxes	319.3	306.0	1,093.5	576.5
Income tax expense (benefit)	37.6	(63.0)	138.8	(55.9)
Earnings from continuing operations	$281.7	$369.0	$954.7	$632.4
Losses from discontinued operations, net of tax expense (benefit) of $0.3, $(0.8), $(0.2) and $(3.2), respectively	—	(0.5)	(1.9)	(3.1)
Net earnings	$281.7	$368.5	$952.8	$629.3
Basic net earnings per share:
Earnings from continuing operations	$2.26	$2.82	$7.47	$4.85
Losses from discontinued operations	—	—	(0.01)	(0.02)
Net earnings	$2.26	$2.82	$7.46	$4.83
Diluted net earnings per share:
Earnings from continuing operations	$2.24	$2.79	$7.40	$4.80
Losses from discontinued operations	—	(0.01)	(0.01)	(0.03)
Net earnings	$2.24	$2.78	$7.39	$4.77
Average number of common shares outstanding:
Basic	124.4	130.9	127.8	130.4
Diluted	125.5	132.4	129.0	131.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	5/29/2022	5/30/2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$420.6	$1,214.7
Receivables, net	72.0	68.2
Inventories	270.6	190.8
Prepaid income taxes	274.8	337.2
Prepaid expenses and other current assets	141.4	60.2
Total current assets	$1,179.4	$1,871.1
Land, buildings and equipment, net	3,356.0	2,869.2
Operating lease right-of-use assets	3,465.1	3,776.4
Goodwill	1,037.4	1,037.4
Trademarks	806.3	806.3
Other assets	291.6	295.7
Total assets	$10,135.8	$10,656.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$366.9	$304.5
Accrued payroll	181.5	177.4
Accrued income taxes	32.1	35.9
Other accrued taxes	64.5	60.5
Unearned revenues	498.0	474.2
Other current liabilities	704.5	795.8
Total current liabilities	$1,847.5	$1,848.3
Long-term debt	901.0	929.8
Deferred income taxes	201.1	221.6
Operating lease liabilities - non-current	3,755.8	4,088.5
Other liabilities	1,232.2	754.8
Total liabilities	$7,937.6	$7,843.0
Stockholders’ equity:
Common stock and surplus	$2,226.0	$2,286.6
Retained earnings (deficit)	(25.9)	522.3
Accumulated other comprehensive income (loss)	(1.9)	4.2
Total stockholders’ equity	$2,198.2	$2,813.1
Total liabilities and stockholders’ equity	$10,135.8	$10,656.1

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	5/29/2022	5/30/2021
Cash flows—operating activities
Net earnings	$952.8	$629.3
Losses from discontinued operations, net of tax	1.9	3.1
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	368.4	350.9
Impairments and disposal of assets, net	(2.0)	6.6
Stock-based compensation expense	60.5	72.4
Change in current assets and liabilities and other, net	(117.0)	131.2
Net cash provided by operating activities of continuing operations	$1,264.6	$1,193.5
Cash flows—investing activities
Purchases of land, buildings and equipment	(376.9)	(254.9)
Proceeds from disposal of land, buildings and equipment	10.1	5.4
Purchases of capitalized software and changes in other assets, net	(22.2)	(14.2)
Net cash used in investing activities of continuing operations	$(389.0)	$(263.7)
Cash flows—financing activities
Net proceeds from issuance of common stock	40.2	46.2
Dividends paid	(563.0)	(202.6)
Repurchases of common stock	(1,071.3)	(45.4)
Proceeds from (repayments of) short-term debt, net	—	(270.0)
Other, net	(15.6)	(7.1)
Net cash used in financing activities of continuing operations	$(1,609.7)	$(478.9)
Cash flows—discontinued operations
Net cash provided by (used in) operating activities of discontinued operations	(8.5)	0.5
Net cash provided by (used in) discontinued operations	$(8.5)	$0.5

(Decrease) increase in cash and cash equivalents	(742.6)	451.4
Cash and cash equivalents - beginning of period	1,214.7	763.3
Cash and cash equivalents - end of period	$472.1	$1,214.7

Reconciliation of cash, cash equivalents, and restricted cash:	5/29/2022	5/30/2021
Cash and cash equivalents	$420.6	$1,214.7
Restricted cash included in prepaid expenses and other current assets	51.5	—
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$472.1	$1,214.7